Exhibit 10.3

SHAREHOLDERS’ VOTING

PROXY AGREEMENT

BETWEEN

WANG Zhili

WANG Debao

XU Guoan

YANG Xiaohua

ZHANG Qingmao

GUO Zhiqiang

LIN Long

SUN Jing

AND

CHONGQING RUIXUAN TECHNOLOGY CO., LTD.

JULY 23, 2010

Taian City, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of July 23, 2010 between the following parties in Taian City:

Party A: Chongqing Ruixuan Technology Co., Ltd.

Registered Address: No. 19, Dongyi Road Huilong Avenue, Yongchuan District, Chongqing City

Legal Representative: Mr. WANG Zhili

Party B:

1. WANG Zhili, a citizen of PRC with ID Card number【370105196802103334】, owns 【7.00】% shares of Shandong Taiying Technology Co., Ltd;

2. WANG Debao, a citizen of PRC with ID Card number 【372423197111261312】, owns 【10.00】% shares of Shandong Taiying Technology Co., Ltd;

3. XUE Guoan, a citizen of PRC with ID Card number 【370823197608284034】, owns【1.00】% shares of Shandong Taiying Technology Co., Ltd;

4. YANG Xiaohua, a citizen of PRC with ID Card number 【37070319671115008X】, owns【10.00】% shares of Shandong Taiying Technology Co., Ltd;

5. ZHANG Qingmao, a citizen of PRC with ID Card number 【370702196706201317】, owns【15.00】% shares of Shandong Taiying Technology Co., Ltd;

6. GUO Zhiqiang,a citizen of PRC with ID Card number 【370103197407015731】, owns【1.00】% shares of Shandong Taiying Technology Co., Ltd;

7. LIN Long, a citizen of PRC with ID Card number 【370103196403100512】, owns【36.00】% shares of Shandong Taiying Technology Co., Ltd;

8. SUN Jing, a citizen of PRC with ID Card number【370282198111207721】, owns【20.00】% shares of Shandong Taiying Technology Co., Ltd;

In this Agreement, Party A and Party B are called collectively as the “Parties,” each of them is called as the “Party,” and Party B are collectively called the “Grantors.”

WHEREAS:

1.	Party A is a【Wholly Foreign Owned Enterprise】 incorporated under the laws of the People’s Republic of China;

2.	As of the date of this Agreement, the Grantors are shareholders of Shandong Taiying Technology Co., Ltd. (the “Shandong Taiying”) and collectively legally hold all of the equity interest of Shandong Taiying;

3.	Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of Shandong Taiying (“Voting Rights”) and Party A is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1. Each of Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Shandong Taiying’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Shandng Taiying, and to appoint and elect the directors and Chairman as the authorized legal representative of Shandong Taiying.

2. The persons designated by Party A shall be the full board of Party A (the “Proxy Holders”). Party A agrees that it shall maintain a board of directors with composition and members identical to the board of directors of the overseas parent company of Party A.

3. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his Voting Rights pursuant to this Agreement.

4. All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Shandong Taiying, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, neither of Party B can transfer his equity interests (the “Transferor”) of Shandong Taiying to any individual or company (other than Party A or the individuals or entities designated by Party A).

5. Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A change such designated person and reappoint the substituted persons designated by Party A as the new Proxy Holders to exercise his Voting Rights at the shareholder’s meeting of Shandong Taiying.

6. All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing affected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

7. The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

8. This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

9. This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of Shandong Taiying by Party A;

10.	Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

11. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

12. This Agreement is executed in Chinese in ten (10) copies; each Party holds one and each original copy has the same legal effect.

        (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK )

(Page of signature only)

Party A: Chongqing Ruixuan Technology Co., Ltd.

  (Seal)

Legal Representative/Authorized Representative (Signature):

Party B:

WANG Zhili (signature):

WANG Debao (signature):

XU Guoan (signature):

YANG Xiaohua (signature):

ZHANG Qingmao (signature):

Guo Zhiqiang (signature):

LIN Long (signature):

SUN Jing (signature):

This Agreement is agreed and accepted by: Shandong Taiying Technology Co., Ltd.

(Seal)

Legal Representative/Authorized Representative (Signature):